Exhibit 16.1
Mitchell & Titus LLP
November 30, 2006
United States Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549
Commissioners:

We have read the statements made by The JPMorgan Chase 401(k) Savings Plan contained in its Form 8-K, which we understand is being filed on or about today with the United States Securities and Exchange Commission pursuant to Item 4.01 of Form 8-K. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ Mitchell & Titus LLP

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